Exhibit 99.1
12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com
NEWS RELEASE

For Immediate Release
Argon ST, Inc. Announces Record Q4 and Fiscal Year 2005 Results
FAIRFAX, VA, December 14, 2005 / Business Wire / — Argon ST, Inc. (NASDAQ: STST), today announced revenues and earnings for its fourth quarter and fiscal year ended September 30, 2005.
Revenues for the fourth quarter ended September 30, 2005 increased $43,523,000 or 108% to $83,681,000 compared to $40,158,000 for the prior year quarter. Revenue for the fiscal year ended September 30, 2005 increased $142,570,000 or 110% to $271,754,000, compared to $129,184,000 for the prior fiscal year.
Net income for the fourth quarter ended September 30, 2005 was $6,062,000, or $0.29 per diluted share, an increase of 95% compared to net income of $3,116,000, or $0.23 per diluted share, for the prior year fourth quarter. For the fiscal year ended September 30, 2005, net income increased 119% to $21,781,000, or $1.06 per diluted share, compared to prior year net income of $9,949,000, or $0.74 per diluted share.
Terry Collins, Chairman, CEO and President, stated “Both our fourth quarter and our fiscal year 2005 results reflect record sales, profit, and earnings per share. Even with our record sales for the quarter, we continued to increase backlog and the subsequent acquisition of Radix Technologies on October 1, 2005 will add to our momentum going into 2006. Although the outcome of the Army’s stop-work order on the Aerial Common Sensor program is still uncertain, we reiterate guidance issued November 1, 2005 that we expect fiscal year 2006 revenue will be in the range of $330 million to $345 million, with operating income estimated to be in the range of $42 million to $45 million. In fiscal year 2005, our employees from the Sensytech/Argon Engineering merger took on significant integration challenges in many important facets of our business while we were simultaneously addressing Sarbanes-Oxley internal controls requirements. During this time, we were able to grow our company by over 100% (over 43% on a pro forma basis). I am very proud of the team’s accomplishment as we look forward to additional growth in 2006.”
Financial Highlights
■	Revenue for the fourth quarter increased 108% over the prior year quarter to $83,681,000

■	Revenue for the fiscal year increased 110% over the prior year to $271,754,000

■	Net Income for the fourth quarter of $6,062,000, or $0.29 per diluted share, up $0.06 per share, from the prior year quarter

■	Net Income for the year of $21,781,000, or $1.06 per diluted share, up $0.32 per diluted share, from the prior year
About Argon ST, Inc.
Argon ST designs, develops, and manufactures systems and sensors for the Command and Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.
Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. The Company wishes to caution readers that certain factors can cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

ARGON ST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,
ASSETS	2005	2004
CURRENT ASSETS
Cash and cash equivalents	$4,064,000	$29,732,000
Accounts receivable, net	103,577,000	59,716,000
Inventory	1,166,000	1,574,000
Income taxes receivable	2,464,000	—
Deferred income tax asset	1,742,000	4,822,000
Prepaids and other	888,000	1,288,000

TOTAL CURRENT ASSETS	113,901,000	97,132,000
Property, equipment and software, net	14,896,000	13,949,000
Advances and cash held in escrow	10,900,000	—
Goodwill	107,956,000	107,776,000
Intangibles, net	1,219,000	2,190,000
Other assets	962,000	694,000

TOTAL ASSETS	$249,834,000	$221,741,000

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Line of Credit	$11,000,000	$—
Accounts payable and accrued expenses	26,857,000	12,727,000
Accrued salaries and related expenses	8,848,000	10,606,000
Deferred revenue	7,139,000	28,336,000
Notes payable — current portion	56,000	226,000
Capital lease obligations — current	19,000	—
Income taxes payable	—	5,810,000
Deferred rent	61,000	200,000

TOTAL CURRENT LIABILITIES	53,980,000	57,905,000
Deferred income tax liability, long term	1,979,000	1,901,000
Notes payable, net of current portion	—	56,000
Deferred rent	1,799,000	954,000
Capital lease obligations, net of current	63,000	—
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common stock:
$.01 Par Value, 100,000,000 and 25,0000 shares authorized, 20,153,878 and 19,468,734 shares issued at September 30, 2005 and 2004	202,000	195,000
Additional paid in capital	158,458,000	149,043,000
Treasury stock at cost, 126,245 shares	(534,000)	(534,000)
Retained earnings	34,002,000	12,221,000
Accumulated other comprehensive loss	(115,000)	—

TOTAL STOCKHOLDERS’ EQUITY	$192,013,000	$160,925,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$249,834,000	$221,741,000

ARGON ST, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS

	For the Quarter Ended		For the Year Ended
	September 30,		September 30,
	2005	2004	2005	2004
CONTRACT REVENUES	$83,681,000	$40,158,000	$271,754,000	$129,184,000

COST OF REVENUES	71,258,000	33,977,000	222,792,000	107,307,000
GENERAL AND ADMINISTRATIVE EXPENSES	3,273,000	958,000	14,578,000	5,905,000

INCOME FROM OPERATIONS	9,150,000	5,223,000	34,384,000	15,972,000
OTHER INCOME (EXPENSE)
Interest income	173,000	77,000	711,000	167,000
Interest expense	(3,000)	(3,000)	(13,000)	(13,000)

	$170,000	$74,000	$698,000	$154,000

INCOME BEFORE INCOME TAXES	9,320,000	5,297,000	35,082,000	16,126,000
PROVISION FOR INCOME TAXES	3,258,000	2,181,000	13,301,000	6,177,000

NET INCOME	$6,062,000	$3,116,000	$21,781,000	$9,949,000

EARNINGS PER SHARE
Basic	$0.30	$0.25	$1.10	$0.81
Diluted	$0.29	$0.23	$1.06	$0.74

WEIGHTED- AVERAGE SHARES OUTSTANDING
Basic	19,966,072	12,522,871	19,738,367	12,308,412
Diluted	20,825,447	13,479,803	20,616,024	13,366,916
Pro forma Financial Results of Operations
The following unaudited condensed combined pro forma results of operations reflect the pro forma combination of Argon Engineering and the acquired Sensytech business as if the combination had occurred at the beginning of fiscal year 2004, compared with the historical results of operations for Argon Engineering for the same period.
These unaudited pro forma condensed combined pro forma results of operations were prepared based on the historical financial statements of Argon Engineering. We believe that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the merger transaction. The unaudited pro forma condensed combined results of operations do not purport to represent what Argon ST’s results of operations would have been if such transaction had occurred on the period presented, and are not necessarily indicative of Argon ST’s future results.

	Twelve Months Ended September 30,
	2004
	Historical	Proforma
Revenue	$129,184,000	$189,792,000
Income from operations	15,972,000	23,132,000
Net income	9,949,000	14,386,000

Basic earnings per share	$0.81	$0.76
Diluted earnings per share	$0.74	$0.71

Basic wt average shares	12,308,000	18,914,000
Diluted wt average shares	13,367,000	20,156,000
Revenues acquired from Sensytech were $60,608,000 for fiscal year 2004.. Income from operations acquired from Sensytech was $6,033,000 for fiscal year 2004. Net income acquired from Sensytech was $3,749,000 for fiscal year 2004. Depreciation and amortization on the write up of tangible and intangible assets, in accordance with SFAS 141, was $82,000 and $971,000 respectively for fiscal year 2004 and the after tax effect was $50,000 and $592,000 respectively. The one time merger costs and expenses, incurred by Sensytech, of approximately $2,180,000 before tax and $1,330,000 after tax were added back to the pro forma results for 2004.
FOR MORE INFORMATION, CONTACT:
Victor F. Sellier, Chief Financial Officer
vic.sellier@argonst.com
URL: www.argonst.com